UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2026

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As of January 1, 2026, Goldman Sachs Private Credit Corp. (the “Company”) sold unregistered Class I shares (“Shares”) (with the final number of Shares being determined on January 23, 2026). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Regulation D thereunder and/or Regulation S thereunder. The following table details the Shares sold:

Date of Unregistered Sale	Amount of Class I Shares	Consideration
As of January 1, 2026 (number of shares finalized on January 23, 2026)	12,358,659	$308,842,901

The sale of Shares was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act) and/or Non-U.S. Person (as defined in Regulation S under the Securities Act).

Item 7.01.	Regulation FD Disclosure.

December 2025 Distribution

On November 5, 2025, the Board of Directors of the Company declared a regular distribution per share with respect to the Shares for the month of December 2025 (the “December Distribution”).

	Distribution	Annualized Distribution Yield(1)
Class I Shares	$0.185 per share	8.9%

(1)

Annualized distribution yield reflects the current month’s distribution per share annualized and divided by the current month end net asset value (“NAV”) per share and reflects the actual distribution per share paid.

The December Distribution is payable on or about January 29, 2026 to stockholders of record as of the open of business on December 31, 2025. The December Distribution will be paid in cash or reinvested in Shares for stockholders participating in the Company’s distribution reinvestment plan.

Total Return Based on NAV

As of December 31, 2025, estimated total return based on NAV was as follows:

	1-Month	3-Month	Year-To-Date	1-Year	Inception-to-Date
Class I Shares (1)	0.8%	2.1%	8.5%	8.5%	10.1%

(1)

Total return based on NAV is calculated as the change in NAV per share during the applicable period, plus distributions per share during the applicable period (assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan). Performance calculations for inception-to-date total return based on NAV began on April 6, 2023, the date the Company commenced operations. Returns for periods greater than one year are annualized.

Item 8.01.	Other Events.

Net Asset Value (as of December 31, 2025)

As of December 31, 2025, the Company’s NAV was approximately $8.6 billion. The NAV per share as of December 31, 2025, as determined in accordance with the Company’s valuation policy, is set forth below.

NAV per share as of December 31, 2025
Class I Shares	$24.99

As of December 31, 2025, the fair value of the Company’s investment portfolio was approximately $15.7 billion.

Fund Leverage (as of December 31, 2025)

The following table sets forth fund leverage as of December 31, 2025:

Fund Leverage as of December 31, 2025
Fund Leverage(1)	0.7x

(1)	Fund leverage is calculated using the average daily borrowings of the Company during the month divided by average net assets during the month.

Past performance is not necessarily indicative of future performance, and there can be no assurance that the Company will achieve comparable investment results, or that any targeted returns will be met.

The information presented above is based on management’s preliminary determinations as of December 31, 2025. Consequently, the data set forth in the Company’s subsequent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K may differ from this information and any such differences may be material. In addition, the information presented above does not include all of the information regarding the Company’s financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

Date: January 23, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal

	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller

	Title:	Co-Chief Executive Officer